Q3 2017 RESULTS ANNOUNCED FOR
EQT MIDSTREAM PARTNERS AND EQT GP HOLDINGS

Pittsburgh, PA (October 26, 2017) – EQT Midstream Partners, LP (NYSE: EQM) today announced third quarter 2017 results, including net income of $142.9 million, adjusted EBITDA of $170.5 million, net cash provided by operating activities of $159.9 million, and distributable cash flow of $150.4 million. EQM operating income was $145.5 million, which was 15% higher than last year. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to their most comparable GAAP financial measure as well as important disclosures regarding projected adjusted EBITDA and projected distributable cash flow.

EQT GP Holdings, LP (NYSE: EQGP) today announced net income attributable to EQGP of $66.9 million for the third quarter.

EQM Highlights:

•	Increased EQM per unit distribution by 20% compared to Q3 2016

•	Maintained a 1.27x coverage ratio for the quarter

•	Generated 91% of operating revenue from firm reservation fees

•	Received FERC Certificate for Mountain Valley Pipeline on October 13th

EQM third quarter operating revenue increased $30.4 million, 17% higher compared to the same quarter last year. The increase was primarily due to higher contracted firm transmission and gathering capacity. During the quarter, 91% of operating revenue was generated by firm reservation fees. Operating expenses were up $11.1 million versus the third quarter of 2016, primarily from higher depreciation and amortization, and operating and maintenance expenses as a result of the growing asset base.

QUARTERLY DISTRIBUTION
EQM
For the third quarter of 2017, EQM will pay a quarterly cash distribution of $0.98 per unit, which will be paid on November 14, 2017 to EQM unitholders of record at the close of business on November 3, 2017. The quarterly cash distribution is 5% higher than the second quarter of 2017 and is 20% higher than the third quarter of 2016.

EQGP
For the third quarter of 2017, EQGP will pay a quarterly cash distribution of $0.228 per unit, which will be paid on November 22, 2017 to EQGP unitholders of record at the close of business on November 3, 2017. The quarterly cash distribution is 9% higher than the second quarter of 2017 and is 38% higher than the third quarter 2016 distribution. For the quarter, EQGP expects to receive $61.1 million of cash distributions from EQM and distribute $60.7 million.

EQM GUIDANCE

Full-year 2017 - $MM
Net Income	$570 – $600
Adjusted EBITDA	$680 – $710
Distributable Cash Flow	$605 – $635

EQM forecasts 20% growth in its annual per unit distribution for 2017 and EQGP forecasts annual per unit distribution growth of approximately 40%. Beginning in 2018, EQM is targeting annual per unit distribution growth of 15% - 20% for several years. For EQGP, the corresponding annual per unit distribution growth target is 30% - 40%.

EQM is unable to provide a projection of its full-year 2017 net cash provided by operating activities, the most comparable financial measure to distributable cash flow calculated in accordance with GAAP. Please see the Non-GAAP Disclosures section of this news release.

EQM EXPANSION & ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV), totaled $104 million in the third quarter and $310 million year-to-date.

$MM	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017	2017 Full-year Forecast
Gathering	$42	$109	$160 - $180
Mountain Valley Pipeline	$43	$103	$180 - $200
Transmission	$15	$59	$80 - $90
Header Pipeline	$4	$39	$40
Total	$104	$310	$460 - $510

Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of expected reimbursements, totaled $8.1 million in the third quarter and $14.2 million year-to-date. EQM forecasts full-year 2017 ongoing maintenance capital expenditures of $25 - $30 million.

PROJECT UPDATE
Mountain Valley Pipeline
On October 13, 2017, the Federal Energy Regulatory Commission (FERC) issued the Certificate of Public Convenience and Necessity (Certificate) for the Mountain Valley Pipeline project. The Certificate follows more than three years of project planning, development, and review. MVP JV expects to receive the remaining permits and approvals in the fourth quarter of this year, with construction to commence soon after. MVP JV has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms and continues to target a late 2018 in-service date.

EQT ACQUISITION OF RICE ENERGY UPDATE
On June 19, 2017, EQT Corporation (EQT), EQM's largest customer and corporate sponsor, announced that it has entered into a definitive agreement to acquire Rice Energy Inc. (Rice). Completion of the transaction is subject to the approval of both EQT and Rice shareholders, as well as certain customary closing conditions. The special meetings of EQT and Rice shareholders are scheduled to be held for these purposes on November 9, 2017. As part of the transaction, EQT will acquire the retained midstream assets that are currently held at Rice. The retained midstream assets, which EQT intends to sell to EQM, are projected to generate $130 million of EBITDA in 2018. In addition to the drop-down opportunity, EQM expects to benefit from increased organic growth opportunities resulting from the combination of the EQT and Rice acreage positions. See the Non-GAAP Disclosures section for important information regarding projected EBITDA of the Rice retained midstream assets, a non-GAAP financial measure.

NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this news release, EQM adjusted EBITDA means EQM’s net income plus net interest expense, depreciation and amortization expense, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest) received post conversion, and non-cash long-term compensation expense (if applicable) less equity income and AFUDC - equity. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the preferred interest, capitalized interest and AFUDC - debt, and ongoing maintenance capital expenditures net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQM believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s results of operations and financial condition. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in EQM’s quarterly report on Form 10-Q for the quarter ended September 30, 2017.

EQM is unable to project net cash provided by operating activities or provide the related reconciliation between projected distributable cash flow and projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of EQM’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and EQM is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. EQM is also unable to provide a reconciliation of its projected EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the MVP JV’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecasts of net income, adjusted EBITDA and distributable cash flow to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliations of projected distributable cash flow and adjusted EBITDA to projected net cash provided by operating activities and net income are not available without unreasonable effort.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
As used in this news release, EBITDA means the earnings before interest, taxes and depreciation of Rice’s retained midstream assets. EBITDA of these assets is a non-GAAP supplemental financial measure that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of EQT's potential drop-down of Rice’s retained midstream assets to EQM on EQM’s future results of operations.

EQM believes that the projected EBITDA of Rice’s retained midstream assets provides useful information to investors in assessing the impact of the potential drop-down transaction on EQM’s future results of operations. EBITDA should not be considered as an alternative to net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in EQM’s industry, the definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure.

EQM has not provided projected net income from the Rice retained midstream assets, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected EBITDA to projected net income of the assets. EQM does not control the Rice retained midstream assets or prepare Rice’s financial statements. EQM is unable to provide projected net income of the assets or a reconciliation of the projected EBITDA of the assets to projected net income from those assets because the calculation of projected EBITDA was based on projected volume growth and rate information combined with high level cash operating cost assumptions related to the Rice retained midstream assets. As such, EQM does not have sufficient information to project net income from the assets, such as the book value of the assets, the depreciable lives of the assets and any interest incurred in respect of the assets, nor does EQM have sufficient information regarding all of the reconciling items that may exist between projected EBITDA and projected net income for the Rice retained midstream assets. Therefore, projected net income of the Rice retained midstream assets and a reconciliation of projected EBITDA of the assets to projected net income from those assets are not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands)	Three Months Ended September 30, 2017

Net income	$142,938
Add:
Net interest expense	9,426
Depreciation and amortization expense	22,244
Preferred Interest payments received post conversion	2,746
Less:
Equity income	(6,025)
AFUDC – equity	(831)
Adjusted EBITDA	$170,498
Less:
Net interest expense excluding interest income on the Preferred Interest	(11,123)
Capitalized interest and AFUDC – debt	(867)
Ongoing maintenance capital expenditures net of expected reimbursements	(8,110)
Distributable cash flow	$150,398

Distributions declared (1):
Limited Partner	$78,970
General Partner	39,703
Total	$118,673
Coverage Ratio	1.27x

Net cash provided by operating activities	$159,898
Adjustments:
Capitalized interest and AFUDC – debt	(867)
Principal payments received on the Preferred Interest	1,049
Ongoing maintenance capital expenditures net of expected reimbursements	(8,110)
Other, including changes in working capital	(1,572)
Distributable cash flow	$150,398

(1)
Reflects cash distribution of $0.98 per limited partner unit for the third quarter 2017 and 80,581,758 million limited partner units outstanding as of September 30, 2017. If limited partner units are issued on or prior to November 3, 2017, the aggregate level of all distributions will be higher than reflected.

Q3 2017 Webcast Information
EQM and EQGP will host a joint live webcast with security analysts today at 11:30 a.m. ET. Topics include third quarter 2017 financial results, operating results, and other matters. The webcast is available at www.eqtmidstreampartners.com, with a replay available for seven days following the call.

EQT, which owns EQGP’s general partner and holds a 90% limited partner interest in EQGP, will also host a webcast with security analysts today at 10:30 a.m. ET. EQM and EQGP unitholders are encouraged to listen to EQT’s webcast, as the discussion may include topics relevant to EQM and EQGP, such as EQT's financial and operational results, and specific reference to EQM and EQGP third quarter 2017 results. The webcast can be accessed via www.eqt.com, with a replay available for seven days following the call.

About EQT Midstream Partners:
EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines; and also owns approximately 1,800 miles of high and low pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:
EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP. EQT Corporation owns the general partner interest and a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

EQM and EQGP management speak to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the EQM and EQGP website at www.eqtmidstreampartners.com.

Cautionary Statements
EQT is under no obligation to sell Rice's retained midstream assets to EQM, is not restricted from competing with EQM and may acquire, construct or dispose of midstream assets without any obligation to offer EQM the opportunity to purchase or construct the assets.

The distribution amounts from EQM to EQGP are subject to change if EQM issues additional common units on or prior to the record date for the third quarter 2017 distribution.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQGP and its subsidiaries, including EQM, including guidance regarding EQM’s gathering and transmission and storage revenue and volume growth; revenue and expense projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering and transmission projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP); the ultimate terms, partners and structure of the MVP joint venture; asset acquisitions, including EQM’s ability to complete any asset purchases from EQT and third parties and anticipated synergies and accretion associated with any acquisition; the expected benefits to EQM resulting from EQT's proposed acquisition of Rice, including whether EQT will complete the proposed acquisition and, if so, whether it will sell Rice's retained midstream assets to EQM; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments, projected capital contributions and capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution amounts, rates and growth; projected net income, projected adjusted EBITDA, projected EBITDA for Rice's retained midstream assets and projected distributable cash flow; the timing and amount of future issuances of EQM common units under EQM’s $750 million at the market equity distribution program; changes in EQM’s credit ratings; the effects of government regulation and litigation; and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and EQGP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and EQGP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and EQGP’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2016 as filed with the SEC and Item 1A, “Risk Factors” of EQGP’s Form 10-K for the year ended December 31, 2016 as filed with the SEC, in each case as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and neither EQM nor EQGP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQT Corporation and its subsidiaries, other than EQM and EQGP, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s and EQGP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s and EQGP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM or EQGP, as applicable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended September 30,
	2017	2016
	(Thousands, except per unit amounts)
Operating revenues (2)	$207,193	$176,772
Operating expenses:
Operating and maintenance	20,604	18,198
Selling, general and administrative	18,839	17,725
Depreciation and amortization	22,244	14,639
Total operating expenses	61,687	50,562
Operating income	145,506	126,210
Other income	6,858	13,479
Net interest expense	9,426	2,802
Income before income taxes	142,938	136,887
Income tax expense	—	3,227
Net income	$142,938	$133,660

Calculation of limited partners' interest in net income:
Net income	$142,938	$133,660
Less pre-acquisition net income allocated to parent	—	(7,094)
Less general partner interest in net income – general partner units	(2,515)	(2,224)
Less general partner interest in net income – incentive distribution rights	(37,615)	(24,912)
Limited partners' interest in net income	$102,808	$99,430

Net income per limited partner unit – basic and diluted	$1.28	$1.23

Weighted average limited partner units outstanding – basic and diluted	80,603	80,599

(1)
EQM’s consolidated financial statements for the three months ended September 30, 2016 have been retrospectively recast to include the pre-acquisition results of the Allegheny Valley Connector (AVC) and several Marcellus gathering systems (October 2016 Acquisition), which were acquired by EQM effective on October 1, 2016.

(2)	Operating revenues included affiliate revenues from EQT of $154.2 million and $135.5 million for the three months ended September 30, 2017 and 2016, respectively.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended September 30,
	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$104,772	$83,560
Volumetric based fee revenues:
Usage fees under firm contracts (2)	7,873	10,024
Usage fees under interruptible contracts	3,877	5,557
Total volumetric based fee revenues	11,750	15,581
Total operating revenues	116,522	99,141
Operating expenses:
Operating and maintenance	10,219	9,672
Selling, general and administrative	10,503	9,311
Depreciation and amortization	9,983	7,663
Total operating expenses	30,705	26,646
Operating income	$85,817	$72,495

OPERATIONAL DATA
Gathering volumes (BBtu per day)
Firm capacity reservation	1,838	1,563
Volumetric based services (3)	370	451
Total gathered volumes	2,208	2,014

Capital expenditures	$48,182	$88,390

(1)	EQM’s consolidated financial statements for the three months ended September 30, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)	Includes fees on volumes gathered in excess of firm contracted capacity.

(3)	Includes volumes gathered under interruptible contracts and volumes gathered in excess of firm contracted capacity.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS (1)

	Three Months Ended September 30,
	2017	2016
FINANCIAL DATA	(Thousands, other than per day amounts)
Firm reservation fee revenues	$84,438	$59,610
Volumetric based fee revenues:
Usage fees under firm contracts (2)	3,427	14,600
Usage fees under interruptible contracts	2,806	3,421
Total volumetric based fee revenues	6,233	18,021
Total operating revenues	90,671	77,631
Operating expenses:
Operating and maintenance	10,385	8,526
Selling, general and administrative	8,336	8,414
Depreciation and amortization	12,261	6,976
Total operating expenses	30,982	23,916
Operating income	$59,689	$53,715

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	2,517	1,440
Volumetric based services (3)	21	610
Total transmission pipeline throughput	2,538	2,050

Average contracted firm transmission reservation commitments (BBtu per day)	3,474	2,365

Capital expenditures	$22,312	$77,940

(1)	EQM’s consolidated financial statements for the three months ended September 30, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)	Includes commodity charges and fees on all volumes transported under firm contracts as well as transmission fees on volumes in excess of firm contracted capacity.

(3)	Includes volumes transported under interruptible contracts and volumes transported in excess of firm contracted capacity.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY (1)

	Three Months Ended September 30,
	2017	2016
	(Thousands)
Expansion capital expenditures (2)	$60,679	$159,755
Maintenance capital expenditures:
Ongoing maintenance	9,760	6,064
Funded regulatory compliance	55	511
Total maintenance capital expenditures	9,815	6,575
Total capital expenditures	$70,494	$166,330

(1)	EQM’s consolidated financial statements for the three months ended September 30, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)
Expansion capital expenditures do not include capital contributions made to the MVP JV. Capital contributions to the MVP JV were $43.5 million and $35.6 million for the three months ended September 30, 2017 and 2016, respectively.

EQT GP HOLDINGS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended September 30,
	2017	2016
	(Thousands, except per unit amounts)
Operating revenues (2)	$207,193	$176,772
Operating expenses:
Operating and maintenance	20,604	18,198
Selling, general and administrative	19,382	18,301
Depreciation and amortization	22,244	14,639
Total operating expenses	62,230	51,138
Operating income	144,963	125,634
Other income	6,858	13,479
Net interest expense	9,414	2,800
Income before income taxes	142,407	136,313
Income tax expense	—	3,227
Net income	142,407	133,086
Net income attributable to noncontrolling interests	75,463	72,836
Net income attributable to EQT GP Holdings, LP	$66,944	$60,250

Calculation of limited partners' interest in net income:
Net income attributable to EQT GP Holdings, LP	$66,944	$60,250
Less pre-acquisition net income allocated to parent	—	(7,094)
Limited partners' interest in net income	$66,944	$53,156

Net income per limited partner unit – basic and diluted	$0.25	$0.20
Weighted average common units outstanding – basic and diluted	266,186	266,176

(1)	EQGP’s consolidated financial statements for the three months ended September 30, 2016 have been retrospectively recast to include the pre-acquisition results of the October 2016 Acquisition.

(2)	Operating revenues included affiliate revenues from EQT of $154.2 million and $135.5 million for the three months ended September 30, 2017 and 2016, respectively.

CONTACT:
EQT Midstream Partners, LP and EQT GP Holdings, LP

Analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com